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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-25627; 333-48227; 333-72013) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62825; 33-62827; 33-62829; 33-62831; 33-62833; 33-62835; 33-62837;
33-62839; 33-62841; 33-62943; 33-63247; 33-63249; 33-63253; 33-63255; 333-03275;
333-03277; 333-19241) of Burlington Northern Santa Fe Corporation of our report dated February 8, 1999 appearing on page 25 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas

April 12, 1999